EXHIBIT 99.1
                                                                    ------------


[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE
---------------------


                         MEDSOURCE TECHNOLOGIES REPORTS
                          FISCAL FIRST-QUARTER RESULTS

                    COMPANY MEETS REVENUE AND EPS PROJECTIONS

MINNEAPOLIS, OCTOBER 30, 2003--MEDSOURCE TECHNOLOGIES, INC. (NASDAQ: MEDT), an engineering and manufacturing services provider to the medical device industry, today announced results for its fiscal 2004 first quarter ended September 28, 2003.

The Company reported first-quarter revenues of $44.2 million, up 7.8 percent over the year-ago quarter, and net income of $0.3 million, or $0.01 per diluted share. Fiscal first-quarter results included a $1.4 million restructuring charge, or $0.05 per diluted share, related to the previously announced restructuring plan. These results compare to revenues of $41.0 million and net income of $1.7 million, or $0.06 per diluted share, in the year-ago quarter.

"With strong year-over-year revenue gains driven by our Orthopedics and Electro-Medical Implants (EMI) businesses, and effective cost-cutting efforts, we met both top- and bottom-line expectations for the quarter," said Richard J. Effress, MedSource Chairman and Chief Executive Officer.

In addition to generally accepted accounting principles (GAAP) income statement results, MedSource also presents income statement results on a pro forma basis before restructuring charges and after tax effecting pro forma earnings. Please refer to the "Reconciling Items From GAAP to Pro Forma Results" section of this release and review the attached supplementary schedules.

On a pro forma basis, MedSource reported fiscal 2004 first-quarter net income of $1.1 million, or $0.04 per diluted share, meeting the analysts' consensus estimate, which is generally reported on a pro forma basis. These results compare to year-earlier pro forma net income of $1.0 million, or $0.04 per diluted share.

Gross margin was 23.1 percent for the fiscal 2004 first quarter, compared with
24.9 percent in the year-ago quarter. The decrease was primarily due to underutilized assembly manufacturing operations that are being addressed by MedSource's restructuring program.

While gross margin was down in the fiscal 2004 first quarter, the Company reported progress in reducing expenses. Selling, general and administrative expense (SG&A) totaled $7.7 million in the fiscal 2004 first quarter, compared with $8.0 million for the year-ago period. As a percentage of revenues, SG&A decreased to 17.5 percent from 19.5 percent in the comparable year-earlier period.


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MedSource Technologies, Inc.
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Net interest expense totaled $0.7 million for the fiscal 2004 first quarter, up slightly from $0.5 million in the prior-year first quarter due to lower interest income earned.

By September 28, 2003, MedSource improved its cash balance to $11.7 million, compared to $10.8 million at the end of June 30, 2003. In addition, the Company maintains an unutilized revolving credit facility of $15.0 million.

RESTRUCTURING PLAN ON TRACK
MedSource's restructuring plan, announced in January 2003, remains on track and, as previously stated, the Company expects to complete this initiative by the end of fiscal 2005. The restructuring initiatives will involve continuing consolidation of the Company's manufacturing network, resulting in an overall capacity utilization increase and a reduction in overhead expense. When finished, MedSource anticipates annual cost savings of $6 million to $8 million.

Toward the end of fiscal 2003, MedSource began transferring five programs to its low-cost manufacturing operations including Navojoa, Mexico. Three of those five project transfers are now complete. During the first half of fiscal 2004, MedSource expects to initiate the transfer of an additional 10 programs.

"Medical device OEMs look to MedSource as a single-source provider of manufacturing, engineering and supply chain management services. Throughout our organization, we're focused on speeding product time-to-market and lowering total product costs for our customers. That's why the Company is implementing a restructuring plan, and why we continue to invest in new key technologies and capabilities," said Effress.

An example of a key technology investment, according to Effress, is MedSource's new 30,000-square-foot metal forging facility. The recently announced facility, which will be on the grounds of MedSource's existing Houston, Pa. plant, will include a highly automated state-of-the-art metal forging operation. MedSource has developed an automated "near-net shape" forging process that produces metal components used in implantable orthopedic devices, such as artificial hips and knees. The innovative process helps reduce machining time and costs by forging metal components very close to their final, usable shape. The new forging technology increases MedSource's scope of manufacturing processes to serve customers in the high-growth orthopedic market.


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MedSource Technologies, Inc.
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OUTLOOK
MedSource estimates fiscal 2004 second-quarter revenues of approximately $45.5 million to $47.5 million, GAAP earnings of approximately $0.02 to $0.04 per diluted share, and pro forma earnings of approximately $0.04 to $0.06 per diluted share.

As previously stated, MedSource anticipates fiscal 2004 total-year revenues of $185 million to $190 million, GAAP earnings of approximately $0.22 to $0.25 per diluted share, and pro forma earnings of approximately $0.25 to $0.28 per diluted share.

The difference between GAAP and pro forma earnings relates to restructuring expenses of $0.05 per diluted share for the second quarter of fiscal 2004, and $0.21 per diluted share for the fiscal year 2004, offset by the tax effecting of pro forma earnings of $0.03 per diluted share for the second quarter of fiscal 2004, and $0.18 per diluted share for fiscal 2004.

RECONCILING ITEMS FROM GAAP TO PRO FORMA RESULTS
Pro forma income statement results for fiscal first quarter of 2004 and 2003 exclude restructuring charges, and include "tax effecting" pro forma earnings. The Company also has "net operating loss carryforwards" available to reduce its income tax expense for the foreseeable future. MedSource believes that it would have recorded income taxes of approximately 38.5 percent of its pro forma income before taxes if the carryforwards were not available. Accordingly, management believes that this pro forma information provides greater comparability to MedSource's past and ongoing operating performance.

MedSource discloses pro forma or non-GAAP measures of net income and earnings per share. These measures should not be considered an alternative to measurements required by GAAP. These pro forma numbers are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, reconciliation of the MedSource GAAP to pro forma information is provided in the table attached. MedSource also will make available on the investor relations page of its Web site at www.medsourcetech.com this press release, non-GAAP metrics that may be discussed on the earnings call and Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between GAAP and non-GAAP metrics.


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MedSource Technologies, Inc.
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FIRST-QUARTER CONFERENCE CALL
Mr. Effress and William J. Kullback, senior vice president and CFO, will host a conference call with the investment community to discuss the Company's first-quarter results today at 10:00 a.m. ET.

To access the live Webcast of this call, visit the investor relations section of MedSource's Web site at www.medsourcetech.com. A replay will be available at this site for one month.

If you do not have Internet access and want to listen to an audio replay of the fourth-quarter conference call, phone (800) 405-2236 and enter passcode 553749#. The telephone replay will be available beginning at 12:00 p.m. ET on Thursday, October 30, through 12:59 p.m. ET on Saturday, November 1.

ABOUT MEDSOURCE
MedSource Technologies, Inc. provides engineering and manufacturing services and supply chain management solutions to the medical device industry. Customers include many of the largest medical device companies in the world as well as emerging device companies. Headquartered in Minneapolis, MedSource offers product development and design services, precision metal and plastic part manufacturing, and product assembly and supply chain management services. Production facilities are located throughout the United States as well as in Mexico. The Company's common stock is traded on The Nasdaq Stock Market under the symbol "MEDT."

              MEDSOURCE IS ON THE INTERNET AT WWW.MEDSOURCETECH.COM


CONTACTS:
At MedSource:
William J. Kullback                 Rebekah Bryant
Senior Vice President and           Marketing and Communications Manager
Chief Financial Officer             (952) 807-1223
(952) 807-1218




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MedSource Technologies, Inc.
Page 5



FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate, " "predict," "intend," "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those indicated in these statements as a result of certain factors contained in the company's Annual Report on Form 10-K for the year ended June 30, 2003. Readers should not place undue reliance on any such forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The company does not assume any obligation to update the forward-looking statements after the date hereof.


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MedSource Technologies, Inc.
Page 6


                  MEDSOURCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                           SEPTEMBER 28,          JUNE 30,
                                                                               2003                 2003
                                                                        ------------------------------------------
                                                                             (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                                              $  11,746           $  10,781
      Accounts receivable, net                                                  22,177              23,710
      Inventories                                                               23,980              25,617
      Prepaid expenses and other current assets                                  3,802               4,318
                                                                             ---------           ---------
               Total current assets                                             61,705              64,426

Property, plant, and equipment, net                                             51,780              52,752
Goodwill                                                                        96,637              96,582
Other identifiable intangible assets, net                                        1,388               1,432
Deferred financing costs                                                         1,588               1,682
Other assets                                                                     1,319               1,343
                                                                             ---------           ---------
                         Total assets                                        $ 214,417           $ 218,217
                                                                             =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                       $   9,208           $  10,868
      Accrued compensation and benefits                                          4,372               5,498
      Other accrued expenses                                                     1,774               2,293
      Reserve for restructuring                                                    353                 958
      Current portion of obligations under capital leases                        1,323               1,326
      Current portion of long-term debt                                          6,428               6,427
                                                                             ---------           ---------
                 Total current liabilities                                      23,458              27,370

Obligations under capital leases, less current portion                           3,636               3,962
Long-term debt, less current portion                                            30,073              30,073
Other long-term liabilities                                                        671                 731


Stockholders' equity:
      Common stock                                                                 289                 289
      Additional paid-in capital                                               277,847             277,791
      Treasury stock                                                            (1,486)             (1,463)
      Accumulated other comprehensive loss                                        (236)               (288)
      Accumulated deficit                                                     (118,004)           (118,326)
      Unearned compensation                                                     (1,831)             (1,922)
                                                                             ---------           ---------
Total stockholders' equity                                                     156,579             156,081
                                                                             ---------           ---------
Total liabilities and stockholders' equity                                   $ 214,417           $ 218,217
                                                                             =========           =========

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MedSource Technologies, Inc.
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                  MEDSOURCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                     THREE MONTHS ENDED
                                                               -------------------------------
                                                               SEPTEMBER 28,    SEPTEMBER 29,
                                                                   2003              2002
Revenues                                                    $     44,208           $     41,003
Cost and expenses:
      Cost of products sold                                       34,008                 30,812
      Selling, general, and administrative expense                 7,737                  7,988
      Restructuring charges                                        1,396                     --
                                                            ------------           ------------

      Total cost and expenses                                     43,141                 38,800

Operating income                                                   1,067                  2,203
Interest expense, net                                               (684)                  (522)
                                                            ------------           ------------

Income before income taxes                                           383                  1,681
Income tax expense                                                   (61)                    (2)
                                                            ------------           ------------

Net income                                                  $        322           $      1,679
                                                            ============           ============

Net income per share (basic and diluted)                    $       0.01           $       0.06
                                                            ============           ============

Weighted average common shares outstanding
          Basic                                               27,967,085             27,135,481
                                                            ============           ============
          Diluted                                             28,482,313             27,453,441
                                                            ============           ============


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MedSource Technologies, Inc.
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

                                                       MEDSOURCE TECHNOLOGIES, INC.
                                         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                                (UNAUDITED)
                                                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     FOR THE QUARTER ENDED SEPTEMBER 28, 2003          FOR THE QUARTER ENDED SEPTEMBER 29, 2002
                                ---------------------------------------------------   ----------------------------------------------
                                 AS REPORTED      RESTRUCTURING        PRO FORMA      AS REPORTED     RESTRUCTURING       PRO FORMA
                                                AND OTHER CHARGES       RESULTS                     AND OTHER CHARGES      RESULTS
                                --------------  ------------------   --------------   ------------- -----------------   ------------
Revenues                            $  44,208      $           --      $     44,208   $     41,003   $            --     $   41,003

Costs and expenses:
   Cost of product sold                34,008                  --            34,008         30,812                --         30,812
   Selling, general and
    administrative expense              7,737                  --             7,737          7,988                --          7,988
   Restructuring charges                1,396              (1,396)(a)            --             --                --
                                    ---------      --------------      ------------   ------------   ---------------     ----------

   Total cost and expenses             43,141              (1,396)           41,745         38,800                --         38,800

Operating income                        1,067               1,396             2,463          2,203                --          2,203
Interest expense, net                    (684)                 --              (684)          (522)               --           (522)
                                    ---------      --------------      ------------   ------------   ---------------     ----------
Income before income taxes                383                1396             1,779          1,681                --          1,681
Income tax expense                        (61)               (624)(b)          (685)            (2)             (645)(b)       (647)
                                    ---------      --------------      ------------   ------------   ---------------     ----------

Net income (loss)                   $     322      $          772      $      1,094   $      1,679   $          (645)      $  1,034
                                    =========      ==============      ============   ============   ===============     ==========
Net income (loss) per share
    Basic and diluted               $    0.01      $         0.03      $       0.04   $       0.06  $          (0.02)      $   0.04
                                    =========      ==============      ============   ============   ===============     ==========

Weighted average common
 shares outstanding
    Basic                          27,967,085                            27,967,085     27,135,481                       27,135,481
    Diluted                        28,482,313                            28,482,313     27,453,441                       27,453,441


----------
(a) Adjustment to exclude restructuring charges related to consolidation of facilities from pro forma results.

(b) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes. The Company does not expect to have significant tax expense due to available net operating loss carryforwards.